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EXHIBIT 23



                               MARK SHERMAN, CPA
                             316 SOUTH JONES BLVD.,
                              LAS VEGAS, NV  89107
                  Phone (702) 645-6318   Fax: (702) 645-1604
                          Email: MarkSSherman@MSN.com




July 15, 2002

I consent to the use of my reported dated February 14, 2002, in the amended Form 10KSB, on the financial statements of Mojave Southern, Inc., dated December 31, 2001, included herein and to the reference made to me.


Sincerely,


/s/ Mark Sherman
----------------
    Mark Sherman